UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	October 15, 2007
(October 15, 2007)

BEACON ROOFING SUPPLY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

1 Lakeland Park Drive
Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beacon Roofing Supply, Inc. (the "Company") today announced the appointment of Paul M. Isabella as President and Chief Operating Officer.  Mr. Isabella is expected to join the Company in November 2007 and his extensive background includes over 30 years of experience at major U.S. corporations where he had responsibility for operations, distribution and logistics, customer service, marketing, sales, strategic planning and supply chain management.  Mr. Isabella, 52, began his career with General Electric Company in 1977 and worked in various GE businesses for 22 years.  Following his tenure at GE, Mr. Isabella held executive management positions at Eastman Kodak and The Stanley Works, a worldwide producer of tools and security products, where he was Stanley’s Sr. Vice President of Global Operations from 2001 to 2005.  From 2005-2007, Mr. Isabella was Executive Vice President of Cooper Industries where he had responsibility for the $3 billion group of electrical businesses known as the Cooper Connection.  A copy of the Company’s press release announcing Mr. Isabella’s appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.                  Financial Statements and Exhibits.

(c)	Exhibit 99.1 Beacon Roofing Supply, Inc. Press Release dated October 15, 2007

Exhibit Number	Description

99.1	Beacon Roofing Supply, Inc. Press Release dated October 15, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	October 15, 2007	By:	/s/ David R. Grace
David R. Grace
Senior Vice President & Chief Financial Officer

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